Exhibit 99.5

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to the plan of conversion and reorganization (the “plan of conversion”), Columbia Bank MHC will convert from the mutual holding company form of organization to the fully stock form. To accomplish the conversion, Columbia Financial, Inc., a newly formed Maryland corporation, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the proxy vote, the conversion and offering and the plan of conversion.

Immediately following the completion of the conversion and offering, Columbia Financial, Inc. expects to acquire Northfield Bancorp, the parent holding company of Northfield Bank, with Columbia Financial, Inc. continuing as the surviving corporation (the “merger”), subject to the completion of all applicable closing conditions for the merger. Immediately following the merger, it is expected that Northfield Bank will merge with and into Columbia Bank, the wholly owned subsidiary of Columbia Financial, Inc., with Columbia Bank continuing as the surviving institution. Customers of Columbia Bank are not entitled to vote on the approval of the merger with Northfield Bancorp. However, the completion of the merger is subject to the completion of the conversion and the satisfaction of other closing conditions.

THE PROXY VOTE:

Your vote is extremely important for us to complete the conversion and offering. In addition to receiving all required regulatory approvals to undertake the conversion and offering, we must receive the approval from the voting eligible depositors and borrowers of Columbia Bank. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL TO APPROVE THE CONVERSION AND OFFERING. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Columbia Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote online or by phone by following the instructions on the Proxy Card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE CONVERSION AND OFFERING.

Please note:

•	The proceeds resulting from the sale of stock by Columbia Financial, Inc. will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Columbia Bank.
•	Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption.
•	Our management and staff will continue to serve you.
•	Voting does not obligate you to purchase shares of common stock in the offering.

THE OFFERING:

As an eligible depositor and/or borrower of Columbia Bank, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the offering. The enclosed Prospectus describes the conversion and offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations) or by mail, using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Columbia Financial, Inc. stockholder. Thank you for your continued support as a Columbia Bank customer.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Stock Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to the plan of conversion and reorganization (the “plan of conversion”), Columbia Bank MHC will convert from the mutual holding company form of organization to the fully stock form. To accomplish this conversion, Columbia Financial, Inc., a newly formed Maryland corporation, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the offering.

Immediately following the completion of the conversion and offering, Columbia Financial, Inc. expects to acquire Northfield Bancorp, the parent holding company of Northfield Bank, with Columbia Financial, Inc. continuing as the surviving corporation (the “merger”), subject to the completion of all applicable closing conditions for the merger. Immediately following the merger, it is expected that Northfield Bank will merge with and into Columbia Bank, the wholly owned subsidiary of Columbia Financial, Inc., with Columbia Bank continuing as the surviving institution.

Our records indicate that you were a depositor of Columbia Bank as of the close of business on December 31, 2024 or [_____], 2026, which account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in the Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus, Stock Order Form and Question and Answers Brochure describe the conversion and offering in more detail. Please read the Prospectus carefully before making an investment decision.

If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations) or by mail, using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Columbia Financial, Inc. stockholder.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Stock Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

F

Dear Potential Investor:

I am pleased to tell you about an investment opportunity. Pursuant to the plan of conversion and reorganization (the “plan of conversion”), Columbia Bank MHC will convert from the mutual holding company form of organization to the fully stock form. To accomplish this conversion, Columbia Financial, Inc., a newly formed Maryland corporation, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the offering.

Immediately following the completion of the conversion and offering, Columbia Financial, Inc. expects to acquire Northfield Bancorp, the parent holding company of Northfield Bank, with Columbia Financial, Inc. continuing as the surviving corporation (the “merger”), subject to the completion of all applicable closing conditions for the merger. Immediately following the merger, it is expected that Northfield Bank will merge with and into Columbia Bank, the wholly owned subsidiary of Columbia Financial, Inc., with Columbia Bank continuing as the surviving institution.

Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address indicated on the stock order form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations) or by mail, using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Columbia Financial, Inc. stockholder.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

QUESTIONS?

Call our Stock Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

C

Dear Prospective Investor:

Keefe, Bruyette & Woods, A Stifel Company, has been retained by Columbia Financial, Inc. as marketing agent in connection with the conversion and offering by Columbia Financial, Inc.

At the request of Columbia Financial, Inc. we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Columbia Financial, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at (___) -____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We make no recommendation or solicitation for any action by you with regard to the enclosed material.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

CONTROL NUMBER	REVOCABLE PROXY

	FOR	AGAINST

The approval of a Plan of Conversion and Reorganization pursuant to which Columbia Bank MHC will convert from the mutual holding company to the fully public stock holding company structure, and a Maryland-chartered corporation named Columbia Financial, Inc. will offer shares of its common stock for sale, and such other business as may properly come before the Special Meeting of Members or any adjournment thereof. The board of directors is not aware of any other business to be considered.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Columbia Bank MHC at said Meeting of the member’s decision to terminate this proxy, then the power of said attorney in fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, Columbia Bank MHC’s proxy statement for the Special Meeting of Members and Columbia Financial, Inc.’s prospectus.

Signature: Date: , 2026

NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer.

< Fold and detach the Proxy Card here <

YOUR PROMPT VOTE IS IMPORTANT!

Online and phone voting are quick and simple ways to vote,

available through 11:59 p.m., Eastern time, on [   ], 2026

VOTE ONLINE (available 24 hours a day)		VOTE BY PHONE (available 24 hours a day)		VOTE BY MAIL

	OR		OR

myproxyvotecounts.com

Use online to vote your proxy.

Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

(844) 258-8899

Use any phone to vote your proxy.

Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote online or by phone, you do NOT need to return your Proxy Card by mail.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

NONE ARE DUPLICATES.

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA BANK MHC

FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON [_____], 2026

The undersigned member of Columbia Bank MHC, hereby appoints the full board of directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of Columbia Bank MHC (the “Meeting”) to be held at the Columbia Bank office located at [_________], New Jersey [_____], at 2:00 p.m., Eastern time, on [________], 2026, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

1.

The approval of a Plan of Conversion and Reorganization pursuant to which Columbia Bank MHC will convert from the mutual holding company to the fully public stock holding company structure and a Maryland-chartered corporation named Columbia Financial, Inc. will offer shares of its common stock for sale and such other business as may properly come before the Special Meeting of Members or any adjournment thereof the board of directors is not aware of any other business to be considered.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE PLAN OF CONVERSION.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on the reverse side)

< Fold and detach the Proxy Card here <

The board of directors unanimously recommends that you vote “FOR” the approval of the Plan of Conversion.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF COLUMBIA FINANCIAL, INC. COMMON STOCK IN THE STOCK OFFERING.

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY ARE NOT DUPLICATES!

THANK YOU!

Questions?

Call our Informaton Center, toll-free, at (___) ___-____

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

STOCK ORDER FORM	For Internal Use Only

BATCH # ORDER # CATEGORY # REC’D C

ORDER DEADLINE & DELIVERY: An original Stock Order Form, properly completed, signed and with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations) or by mail, using the Stock Order Reply Envelope provided. We will not accept stock order forms at our other offices. Please do not mail stock order forms to any of Columbia Bank’s offices.

SEND FEDEX/UPS/DHL OVERNIGHTS TO: Stock Information Center c/o Keefe, Bruyette & Woods 305 Madison Ave, Floor 2 Morristown, NJ 07960 (___) ___-____

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Columbia Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. Health savings accounts, individual retirement accounts and other retirement accounts held at Columbia Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 300,000 ($3,000,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	Columbia Bank Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order, from the purchaser, made payable to Columbia Financial, Inc. in the amount of:		$ .00			$ .00

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Columbia Bank line of credit checks may not be remitted as payment. Cash will only be accepted at the Corporate Headquarters and the East Brunswick office of Columbia Bank.

				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on December 31, 2024.

b.    Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on [_____], 2026.

c.    Columbia Bank’s depositors as of the close of business on [_____], 2026 who are not eligible in categories (a) or (b) above and borrowers of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic, Somerset or Union counties in the State of New Jersey.

e.    You are a Columbia Financial stockholder as of the close of business on [_____], 2026.

f.    You are placing an order in the Community Offering, but (d) and (e) above do not apply.

If you checked box (a), (b) or (c) under ‘’Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	Columbia Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a Columbia Financial, Inc. or Columbia Bank:				(7) MAXIMUM PURCHASER IDENTIFICATION
Director	Officer	Employee	Immediate family member, as defined in the Stock Order Form Instructions

  Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

 Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

è ORDER NOT VALID UNLESS SIGNED ç

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization (other than Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% or more beneficial stockholder;

(2)

any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan of Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC in which the person has a substantial beneficial interest or services as a trustee or in a similar fiduciary capacity; and

(3)

any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Columbia Bank, Columbia Financial, Inc., Columbia Financial or Columbia Bank MHC.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Our directors are not treated as associates of each other solely because of their membership on the board of directors. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Columbia Financial, Inc., this Stock Order Form may not be modified or canceled without Columbia Financial, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $10,000,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated [_____], 2026.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY COLUMBIA BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System. I further certify that, before subscribing for shares of the common stock of Columbia Financial, Inc., I received the Prospectus dated [_____], 2026, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Columbia Financial, Inc. in the “Risk Factors” section, beginning on page [__]. Risks include, but are not limited to the following:

RISK FACTORS

Risks Related to the Merger

1.	If the conversion is not consummated, our merger with Northfield Bancorp will not take place.
2.	If the merger with Northfield Bancorp does not occur, the conversion and stock offering would be delayed or terminated.
3.	The dilution caused by the issuance of shares of Columbia Financial, Inc.’s common stock in connection with the merger may adversely affect the market price of Columbia Financial, Inc.’s common stock.
4.

Combining Columbia Financial, Inc. and Northfield Bancorp may be more difficult, costly or time consuming than expected, and Columbia Financial, Inc. may not realize the anticipated benefits of the acquisition.

5.

Columbia Financial has incurred, and Columbia Financial, Inc. following the closing of the merger, will incur significant transaction and transaction-related costs in connection with the transactions contemplated by the merger agreement.

6.

Regulatory approvals for the merger may not be received, may take longer than expected or may impose conditions that are not currently anticipated or that could have an adverse effect on Columbia Financial, Inc. following the closing.

7.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed, which could cause the results of Columbia Financial to be adversely affected, the stock prices of Columbia Financial to decline or have a material and adverse effect on the stock price of Columbia Financial and its results of operations.

8.

The market price for Columbia Financial, Inc. common stock following the closing of the merger may be affected by factors different from those that historically have affected or currently affect Columbia Financial common stock.

9.	The future results of Columbia Financial, Inc. following the closing of the merger may suffer if Columbia Financial, Inc. does not effectively manage its expanded operations.
10.	Columbia Financial will be subject to business uncertainties and contractual restrictions while the merger is pending.
11.	Holders of Columbia Financial common stock will have a reduced ownership and voting interest in the surviving corporation after the merger and will exercise less influence over management.
12.

The merger will not be completed unless important conditions are satisfied or waived, including approval of the merger by Northfield Bancorp stockholders, approval of the merger and the conversion by Columbia Financial stockholders and depositors, and approval of the conversion by the members of Columbia Bank MHC.

13.	Litigation against Columbia Financial or Northfield Bancorp or the members of Columbia Financial’s or Northfield Bancorp’s board of directors, could prevent or delay the completion of the merger.
14.

The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and the actual financial condition and results of operations of the surviving corporation after the merger may differ materially.

Risks Related to Our Lending Activities

15.	Our multifamily and commercial real estate lending practices expose us to increased lending risks and related loan losses.
16.	Imposition of limits by the bank regulators on commercial and multifamily real estate lending activities could curtail our growth and adversely affect our earnings.
17.	Our origination of construction loans exposes us to increased lending risks.
18.	Our concentration of residential mortgage loans exposes us to increased lending risks.
19.	Our commercial business lending activities expose us to additional lending risks.
20.	If our allowance for credit losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.
21.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the New Jersey and metropolitan New York and Philadelphia economies.
22.	Economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.
23.	Northfield Bancorp’s New York multifamily loan portfolio may continue to be adversely affected by changes in legislation or regulation.

Risks Related to Our Growth Strategies

24.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

25.	We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
26.	We may be required to write down goodwill and other acquisition-related identifiable intangible assets.

Risks Related to Our Business and Industry Generally

27.	Ineffective liquidity management could adversely affect our financial results and condition.
28.	Changes in interest rates or the shape of the yield curve may hurt our profits and asset values and our strategies for managing interest rate risk may not be effective.
29.	The fair value of our investments has declined materially in the past and could decline further due to a variety of factors.
30.	Financial challenges at other banking institutions could lead to depositor concerns that spread within the banking industry causing disruptive and destabilizing deposit outflows.
31.	Municipal deposits are an important source of funds for us and a reduced level of such deposits may hurt our profits.
32.

We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.

33.	Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
34.	We must keep pace with technological change to remain competitive.
35.	Our business may be materially affected by the emergence of disruptive new technologies or approaches enabled by the rapid pace of innovation unfolding in the artificial intelligence space.
36.	Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.
37.	The building of market share through our branch office strategy, and our ability to achieve profitability on new branch offices, may increase our expenses and negatively affect our earnings.
38.	Strong competition within our market area could hurt our profits and slow growth.
39.	Acts of terrorism and other external events could impact our ability to conduct business.
40.	Climate change, severe weather, global pandemics, natural disasters, and other external events could significantly impact our business.
41.

Rapidly evolving economic, social and political conditions or civil unrest in the United States, may affect the markets in which we operate, our customers, our ability to provide customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

42.	Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.
43.	We may be unable to disclose some regulatory restrictions or limitations on our operations imposed by our regulators, even if material to our business.
44.	As a larger financial institution, we are subject to additional regulation and increased supervision.
45.	We face significant legal risks, both from regulatory investigations and proceedings, and from potential private actions brought against us.
46.

Our ability to manage reputational risk is critical to attracting and maintaining customers, investors and employees and to the success of our business, and the failure to do so may materially adversely affect our performance.

47.	We are subject to environmental, social and governance risks that could adversely affect our reputation and the trading price of our common stock.

Risks Related to the Offering

48.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
49.	Various factors may have an adverse effect on our financial performance.
50.	Our return on equity may be low following the offering, which could negatively affect the trading price of our shares of common stock.
51.	Our stock-based benefit plans will increase our expenses and reduce our income.
52.	The implementation of stock-based benefit plans may dilute your ownership interest.
53.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

54.	Various factors may make takeover attempts more difficult to achieve.
55.

Our bylaws provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

56.	The market price of our stock value may be negatively affected by applicable regulations that restrict stock repurchases by Columbia Financial, Inc.
57.	You may not revoke your decision to purchase shares of Columbia Financial, Inc. common stock in the subscription or community offerings after you send us your order.
58.	The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

COLUMBIA FINANCIAL, INC.

STOCK INFORMATION CENTER: (___) ___-____

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals through a single qualifying account held jointly is 300,000 shares ($3,000,000). Further, no person or entity, together with associates or persons acting in concert, may purchase more than 1,000,000 shares ($10,000,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable to Columbia Financial, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Cash will only be accepted at the Corporate Headquarters and the East Brunswick office of Columbia Bank and will be converted to a bank check. Indicate the amount remitted. Interest will be calculated at [__]% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit wire transfers, a Columbia Bank line of credit check or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Columbia Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the applicable contractual deposit account rate until the offering is completed. There will be no early withdrawal penalty for withdrawal from a Columbia Bank certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, health savings accounts, individual retirement accounts or other retirement accounts held at Columbia Bank may not be listed for withdrawal. For guidance on using retirement funds, whether held at Columbia Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the [_____], 2026 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b) list all Columbia Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Columbia Bank deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of the close of business on ____, 2026. Include all forms of account ownership (e.g., individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a Columbia Financial, Inc. or Columbia Bank director, officer, employee or a member of their immediate family. “Immediate family” includes spouse, parents, siblings and children, related by blood or marriage, who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

COLUMBIA FINANCIAL, INC.

STOCK INFORMATION CENTER: (___) ___-____

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [______], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Emma Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Emma Smith UTMA-NJ (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Savings Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Columbia Bank as of the close of business on December 31, 2024, [_____], 2026 or [_____], 2026 or a borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment, so that it is received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. Stock Order Forms can be delivered by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations), or by mail, using the stock order reply envelope provided. Please do not mail Stock Order Forms to any of Columbia Bank’s offices. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature(s). Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address listed on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

Q&A

Questions and Answers About the Conversion and Offering

Columbia Financial, Inc.

This brochure answers questions about the conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

Columbia Financial, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Columbia Bank MHC from the mutual to the fully stock form of organization.

GENERAL — THE CONVERSION, OFFERING AND MERGER

Our board of directors has unanimously determined that the conversion and offering is in the best interests of our organization, our customers and the communities we serve.

Q.	WHAT IS THE CONVERSION AND OFFERING?

A.

Pursuant to the plan of conversion and reorganization (the “plan of conversion”), Columbia Bank MHC will convert from the mutual holding company form of organization to the fully stock form. Columbia Financial, Inc. will offer shares of its common stock for sale to our eligible depositors and borrowers and if necessary, members of the general public. Upon completion of the conversion and offering, 100% of the common stock of Columbia Financial, Inc. will be owned by stockholders, and Columbia Financial, Inc. will own Columbia Bank.

Q.	WHAT IS THE PROPOSED MERGER?

A.

Columbia Financial, Inc. entered in an Agreement and Plan of Merger to acquire Northfield Bancorp, Inc. Under the merger agreement, Northfield Bancorp will merge into Columbia Financial, Inc. immediately following the completion of the conversion, with Columbia Financial, Inc. as the surviving entity, and immediately thereafter, and Northfield Bank will merge with and into Columbia Bank, with Columbia Bank as the surviving entity. In connection with the merger each outstanding share of Northfield Bancorp common stock immediately prior to the closing date of the merger will be converted into the right to receive either shares of Columbia Financial, Inc. or cash.

Northfield Bank is a federally chartered savings bank that conducts business from its operations center located in Woodbridge, New Jersey, its home office located at a branch in Staten Island, New York, and its 37 additional branch offices located in Staten Island, Brooklyn and the New Jersey counties of Hunterdon, Mercer, Middlesex and Union. Northfield Bank’s principal business consists of originating multifamily and commercial real estate loans, construction and land loans, commercial and industrial loans, home equity loans and lines of credit, and one-to four-family residential real estate loans. As of December 31, 2025, Northfield Bancorp had consolidated assets of $5.8 billion, deposits of $4.0 billion and stockholders’ equity of $690.1 million.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

A.	Our primary reasons for the conversion and offering are as follows:

•	to facilitate our acquisition of Northfield Bancorp;

•	to enhance stockholder returns through higher earnings and more flexible capital management strategies;

•	to pay dividends on our common stock;

•	to strengthen our capital position with the additional capital we will raise in the offering to support our planned growth;

•	to transition us to a more familiar and flexible organizational structure; and

•	to facilitate future mergers and acquisitions.

Q.	WHAT ARE THE REASONS FOR THE PROPOSED MERGER?

A.

Through the acquisition of Northfield Bank, Columbia Bank will increase its market presence in certain New Jersey markets and provide an expansion of Columbia Bank’s markets into Staten Island and Brooklyn in New York City. Other reasons for the merger are set forth below.

•	We expect the merger to meaningfully increase net income and return on assets.

•	The merger effectively leverages a portion of the capital raised in the offering.

•	The larger branch network and expanded geographic presence will enhance customer convenience and facilitate opportunities for growth at all of the Columbia Bank’s branches.

•	The combined entity will have a larger customer base for purposes of cross-selling the Columbia Bank’s products and services.

Q.	IS COLUMBIA BANK CONSIDERED “WELL CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. At December 31, 2025, Columbia Bank was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN COLUMBIA BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND OFFERING?

A.

No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our management and staff as a result of the conversion and offering. Columbia Bank will continue to operate as an independent savings bank.

However, following completion of the conversion and offering, we intend to acquire Northfield Bancorp, Inc. Northfield Bank will merge with and into Columbia Bank, with Columbia Bank as the surviving entity. We look forward to welcoming the customers of Northfield Bank and enhancing our branch network with the addition of Northfield Bank locations.

Q.	WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits and without interruption. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Columbia Financial’s Stockholders and Columbia Bank MHC’S voting members.

Members will no longer have voting rights in Columbia Bank MHC as to matters currently requiring such vote. Columbia Bank MHC will cease to exist after the conversion and offering. Only stockholders of Columbia Financial, Inc. will have voting rights after the conversion and offering.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF CONVERSION?

A.

Your vote “FOR” the plan of conversion is extremely important to us. Each eligible Columbia Bank depositor and borrower as of [_____] , 2026 should have received a package containing a Proxy Card and a Proxy Statement describing the plan of conversion, which can not be implemented without the approval of the voting members of Columbia Bank MHC.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock in the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the plan of conversion.

Without sufficient favorable votes, we cannot complete the conversion and offering.

Q.	HOW DO I VOTE?

A.

You may vote online or by phone by following the instructions on the proxy card. Online and phone voting are available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the proposal.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.

Depositors of Columbia Bank as of the close of business on [_____], 2026 are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding as of [_____], 2026, are entitled to one vote, in addition to votes they are entitled to as a depositor. However, no eligible depositor or eligible borrower may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit and/or loan account at Columbia Bank as of the close of business on [_____], 2026, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED FOR SALE AND AT WHAT PRICE?

A.

Columbia Financial, Inc. is offering for sale between 142,375,000 and 192,625,000 shares of common stock at $10.00 per share. No sales commission will be charged to purchasers. If we do not receive orders for at least 142,375,000 shares of common stock, the 41,800,140 shares we issue to stockholders of Northfield Bancorp in connection with our acquisition of Northfield Bancorp can be counted to reach the minimum number of shares required to be sold in the offering. In that scenario, the minimum number of shares that Columbia Financial, Inc. must sell for cash in the stock offering is 100,574,860 shares.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK IN THE OFFERING?

A.

Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of Columbia Financial, Inc. common stock in the Subscription Offering have been granted in the following order of priority:

Priority #1 — Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on December 31, 2024;

Priority #2 — Our tax-qualified plans;

Priority #3 — Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on [_____], 2026; and

Priority #4 — Columbia Bank’s depositors as of the close of business on [_____], 2026 who are not eligible under categories 1 or 3 above and borrowers of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on [_____], 2026.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given to natural persons (including trusts of natural persons) residing in Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic, Somerset and Union counties in the State of New Jersey, then to existing stockholders of Columbia Financial (other than Columbia Bank MHC) and then to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Firm Commitment Underwritten Offering.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering.

Q.	HOW MAY I ORDER SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) prior to the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form; by hand-delivery to our Corporate Headquarters located at 19-01 Route 208 North, Fair Lawn, New Jersey or to our East Brunswick office located at 389 Route 18 South, East Brunswick, New Jersey (hand-delivered stock order forms will only be accepted at these locations); or by mail, using the stock order reply envelope provided. We will not accept Stock Order Forms at our other offices. Please do not mail Stock Order Forms to any of Columbia Bank’s offices.

Q.	WHAT IS THE DEADLINE FOR ORDERING SHARES?

A.

To purchase shares in the Subscription Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) prior to 2:00 p.m., Eastern time, on [_____], 2026. Acceptable methods for delivery of Stock Order Forms are described herein.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares in the subscription and community offerings may be made by:

(1)

personal check, bank check or money order, made payable to Columbia Financial, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Columbia Bank line of credit checks may not be remitted for payment.

(2)	authorization of withdrawal of available funds from your Columbia Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit

Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from the specified account(s). Also, health savings accounts, individual retirement accounts or other retirement accounts held at Columbia Bank may not be listed for direct withdrawal. See information on retirement accounts below.

(3)	cash. Cash will only be accepted at the Corporate Headquarters and the East Brunswick office of Columbia Bank and will be converted to a bank check. Please do not mail cash!

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at [___]% per annum, from the date payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Columbia Bank deposit account(s), your funds will continue earning interest within the account at the applicable contractual deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying account held jointly is 300,000 shares ($3,000,000). Additionally, no person or entity, together with associates or persons acting in concert, may purchase more than 1,000,000 shares ($10,000,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	MAY I USE MY COLUMBIA BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

It’s possible to use funds currently held in retirement accounts with Columbia Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Columbia Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible, but in no event later than two weeks before the [_____], 2026 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I GET A LOAN FROM COLUMBIA BANK TO PAY FOR SHARES?

A.

No. Columbia Bank, by regulation, cannot extend a loan for the purchase of Columbia Financial, Inc. common stock in the offering. Similarly, you may not use existing Columbia Bank line of credit checks to purchase stock in the offering.

Q.	MAY I CHANGE MY MIND AND CANCEL MY ORDER AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond [_____], 2026 or the number of shares of common stock to be sold is increased to more than 192,625,000 shares or decreased to less than 142,375,000 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF COLUMBIA BANK PLANNING TO PURCHASE STOCK?

A.

Yes! Directors and executive officers, together with their associates, are expected to subscribe for approximately [____] shares ($[____]) which is [__]% of the shares offered at the midpoint of the offering.

Q.	WILL THE COMMON STOCK BE INSURED?

A.	No. Like any common stock, Columbia Financial, Inc.’s common stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

Columbia Financial has not paid dividends to its minority stockholders due to restrictions contained in Federal Reserve Board regulations applicable to mutual holding companies. After the completion of the conversion and offering, we intend to pay cash dividends on a quarterly basis. Initially, we expect the quarterly dividends to be $0.05 per share, which equals $0.20 per share on an annualized basis and a 2.0% yield based on a price of $10.00 per share. The initial dividend and continued payment of dividends will depend on a number of factors, including our financial condition and results of operations, tax considerations, capital requirements, alternative uses for capital, the number of shares issued in the offering, industry standards and economic conditions. There can be no assurance that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	HOW WILL SHARES OF COLUMBIA FINANCIAL, INC. TRADE?

A.

The existing shares of common stock of Columbia Financial are currently listed on the Nasdaq Global Select Market under the trading symbol “CLBK.” Upon completion of the conversion, the shares of common stock of Columbia Financial, Inc. will continue to be listed on the Nasdaq Global Select Market under the symbol “CLBK.” Once the shares have begun trading, you may contact a firm offering investment services to buy or sell Columbia Financial, Inc. common stock in the future.

Q.	IF I PURCHASE SHARES IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of Columbia Financial, Inc. common stock sold in the subscription and community offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	WHAT IS THE SHARE EXCHANGE?

A.

The outstanding shares of Columbia Financial, Inc. common stock held by public stockholders of Columbia Financial, Inc. on the completion date of the conversion and offering will be exchanged for newly issued shares of Columbia Financial, Inc. common stock. The number of shares of Columbia Financial, Inc. common stock to be received by the public stockholders of Columbia Financial will depend on the number of shares sold in the offering. Although the shares of Columbia Financial, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or follow the online or phone voting instructions on the Proxy Card.

JOIN OUR BOARD OF DIRECTORS IN VOTING

“FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE PLAN OF CONVERSION.

Not voting has the same effect as voting

“Against” the proposal to approve the plan of conversion.

Voting does not obligate you to purchase shares of common

stock in the offering.

The conversion will change our form of corporate structure, but will not result in changes to bank staff, management or your deposit accounts or loans at Columbia Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,

PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES!

QUESTIONS?

Please call our Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

If you are unsure whether you voted, please

vote the enclosed replacement proxy card.

Your vote will not be counted twice.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE PLAN OF CONVERSION.

Not voting has the same effect as voting

“Against” the proposal to approve the plan of conversion.

Voting does not obligate you to purchase

shares of common stock during the offering,

nor does it affect your Columbia Bank deposit

accounts or loans.

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,

PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES!

QUESTIONS?

Please call our Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”),

WE MUST OBTAIN THE APPROVAL OF OUR VOTING CUSTOMERS.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS,

PLEASE VOTE EACH PROXY CARD RECEIVED.

THEY ARE NOT DUPLICATES!

Not voting has the same effect as voting “Against” the proposal to approve the plan of conversion.

Please note: Approval of the plan of conversion will not affect your deposit accounts or loans at Columbia Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. Voting does not obligate you to purchase common stock in the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays.

PG3

 YOUR PROMPT VOTE IS IMPORTANT!

Online and phone voting are quick and simple ways to vote, available

through 11:59 p.m., Eastern time, on [   ], 2026

VOTE ONLINE (available 24 hours a day) myproxyvotecounts.com

Use online to vote your proxy.

Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

OR

VOTE BY PHONE (available 24 hours a day) (844) 258-8899

Use any phone to vote your proxy.

Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

OR

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided.

If you vote online or by phone, you do NOT need to return your Proxy Card by mail.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

NONE ARE DUPLICATES.

^ Fold and detach the Proxy Card here ^

CONTROL NUMBER	REVOCABLE PROXY

	FOR	AGAINST

1.  The approval of a Plan of Conversion and Reorganization pursuant to which Columbia Bank MHC will convert from the mutual holding company to the fully public stock holding company structure, and a Maryland-chartered corporation named Columbia Financial, Inc. will offer shares of its common stock for sale, and such other business as may properly come before the Special Meeting of Members or any adjournment thereof. The board of directors is not aware of any other business to be considered.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Columbia Bank MHC at said Meeting of the member’s decision to terminate this proxy, then the power of said attorney in fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, Columbia Bank MHC’s proxy statement for the Special Meeting of Members and Columbia Financial, Inc.’s prospectus.

Signature: Date: , 2026

NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, etc., please add your full title to your signature. Corporation or partnership Proxy Cards should be signed by an authorized officer.

The board of directors unanimously recommends that you vote “FOR” the approval of the Plan of Conversion.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF COLUMBIA FINANCIAL, INC. COMMON STOCK IN THE STOCK OFFERING.

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY ARE NOT DUPLICATES!

THANK YOU!

Questions?

Call our Informaton Center, toll-free, at (___) ___-____

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

Ú Fold and detach the Proxy Card here Ú

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COLUMBIA BANK MHC

FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON [_____], 2026

The undersigned member of Columbia Bank MHC, hereby appoints the full board of directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of Columbia Bank MHC (the “Meeting”) to be held at the Columbia Bank office located at [_________], New Jersey [_____], at 2:00 p.m., Eastern time, on [________], 2026, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

1.

The approval of a Plan of Conversion and Reorganization pursuant to which Columbia Bank MHC will convert from the mutual holding company to the fully public stock holding company structure and a Maryland-chartered corporation named Columbia Financial, Inc. will offer shares of its common stock for sale and such other business as may properly come before the Special Meeting of Members or any adjournment thereof the board of directors is not aware of any other business to be considered.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO CHOICE IS MADE, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE PLAN OF CONVERSION.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on the reverse side)

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Columbia Financial, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Columbia Financial, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the Columbia Financial, Inc. Prospectus dated     , 2026. Refer to pages   -   of the Columbia Financial, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully)	Other Order Information:
Name1	Batch #:
Name2	Order #:
Street1	Number of Shares Requested:
Street2	Offering Category:
City, State Zip	(subject to verification; see descriptions below)
Ownership:
Social Security / Tax ID #:

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Persons with aggregate balances of $50 or more on deposit at Columbia Bank as of the close of business on December 31, 2024;
•	Columbia Bank’s tax-qualified plans;
•

Persons with aggregate balances of $50 or more on deposit at Columbia Bank (other than directors and executive officers of Columbia Bank) as of the close of business on   , 2026 who are not eligible in category 1 above; and

•

Columbia Bank’s depositors as of the close of business on     , 2026 who are not eligible under categories 1 or 3 above and borrowers of Columbia Bank as of November 14, 1995 whose borrowings remained outstanding on   , 2026.

COMMUNITY OFFERING

•	Residents in Bergen, Burlington, Camden, Essex, Gloucester, Middlesex, Monmouth, Morris, Passaic, Somerset and Union counties in the State of New Jersey.
•	Existing stockholders of Columbia Financial, Inc.
•	General Public.

Thank you for your order,

COLUMBIA FINANCIAL, INC.

STOCK INFORMATION CENTER

1-(  )   -   .

FINAL REMINDER PROXYGRAM (if needed)

[Columbia Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the proposal to approve the plan of conversion.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of The Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

(  )    -

DAYS/HOURS:

Monday - Friday

   a.m. to   p.m., Eastern time

I appreciate your participation.

Sincerely,

Thomas J. Kemly

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Columbia Bank and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind our voting members to vote on the plan of conversion.

✓	The conversion will not result in changes to our staff or your account relationships with Columbia Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption.

✓	Voting does not obligate you to purchase shares of common stock during the offering.

Our board of directors unanimously recommends that you join them in voting “FOR” the approval of the plan of conversion.

If you have questions about voting,

call our Information Center,

at 1-(  )    -   ,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Columbia Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR OFFERING EXPIRES

     , 2026

We are conducting an offering of shares of our common stock

UP TO 192,625,000 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON     , 2026

******************************

If you have questions about the offering,

call our Stock Information Center, at 1-(  )   -   ,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Columbia Financial, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call The Laurel Hill Advisory

Group, our Independent Voting Agent,

at 1-(  )   -   Monday through Friday,

   a.m. to    p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

OUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE

THE PLAN OF CONVERSION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PROPOSAL TO APPROVE THE PLAN OF

CONVERSION.

THANK YOU!

[Columbia Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to cast your vote on the plan of conversion. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, at 1-(  )    -  , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

[Columbia Bank Logo]

BANK WEBSITE VOTE REMINDER NOTICE

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Voting members as of     , 2026 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion.

If you received Proxy Cards but have not voted, please vote by mail, or by following the online or phone voting instructions on the Proxy Card. We hope that you will vote “FOR” the approval of the plan of conversion as unanimously recommended by our board of directors. If you have questions about voting, please call our Information Center, at 1-(  )    -  , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTE REMINDER NOTICE WITH LINK

HAVE YOU VOTED YET?

Voting members as of     , 2026 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding the plan of conversion. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

We hope that you will vote “FOR” the approval of the plan of conversion as unanimously recommended by our board of directors.

CUSTOMERS VOTE HERE NOWmyproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

Our stockholders as of     , 2026 were mailed Proxy Card(s) and other materials or notified through email from their brokerage account to cast votes regarding the plan of conversion, the agreement and plan of merger and other items requiring your vote. If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

We hope that you will vote all proposals as recommended by our board of directors.

STOCKHOLDERS VOTE HERE NOW     .com

EMAIL VOTE REMINDER – (Version 1)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Columbia Bank voting customer as of the close of business on     , 2026, you recently were sent a large white envelope containing proxy materials requesting your vote on the approval of Columbia Bank’s plan of conversion.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by mail, online, or by phone.

We hope that you will vote “FOR” the approval of the plan of conversion as unanimously recommended by our board of directors.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Do you have questions?

Please call our Information Center, at 1-(  )   -  , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{Columbia Bank Logo}

EMAIL VOTE REMINDER – (Version 2)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Columbia Bank voting customer as of the close of business on     , 2026, you recently were sent a large white envelope containing proxy materials requesting your vote on the approval of Columbia Bank’s plan of conversion.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by mail, online, or by phone.

We hope that you will vote “FOR” the approval of the plan of conversion as unanimously recommended by our board of directors.

USE EACH 12-DIGIT CONTROL NUMBER RECEIVED AND CAST YOUR VOTE

NOW USING THIS LINK. ALL VOTES ARE CONFIDENTIAL.

VOTE HERE NOW myproxyvotecounts.com

Without sufficient favorable votes, we cannot implement the proposal. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

Do you have questions?

Please call our Information Center, at 1-(  )   -G, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{Columbia Bank Logo}

EMAIL VOTE REMINDER – (Version 3)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

YOUR VOTE IS IMPORTANT TO US!

WE HAVE NOT YET RECEIVED YOUR VOTE.

Use each 12-digit control number received and cast

your vote now using this link:myproxyvotecounts.com

Or

Take a minute to call the Laurel Hill Advisory Group, our independent voting

agent, at 1-(  )   -   Monday through Friday,    a.m. to    p.m.

All votes are confidential.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN

THEM IN VOTING “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE

THE PLAN OF CONVERSION.

Not voting has the same effect as voting “Against” the proposal to approve the plan of conversion.

Do you have questions?

Please call our Information Center, at 1-(  )   -  , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

We appreciate your participation.

{Columbia Bank Logo}

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time - immediately after the initial packages are mailed)

“Hello - This is Tom Kemly, President and Chief Executive Officer of Columbia Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about the proposed conversion and offering, and related materials, which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Columbia Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

COLUMBIA FINANCIAL, INC. [LOGO]

Proposed Stock Holding Company

for Columbia Bank

UP TO 192,625,000 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Columbia Financial, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Columbia Financial, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern time, on     , 2026.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, at 1-(  )   -  ,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.